Exhibit 99.1

Supermicro® Announces Approval to Relist on NASDAQ and Provides Business Update
Company to Resume Trading Under Ticker “SMCI”
SAN JOSE, Calif. - January 9, 2020 (BUSINESS WIRE) -- Super Micro Computer, Inc. (SMCI), a global leader in high-performance, high-efficiency server, storage technology and green computing, today announced that The Nasdaq Stock Market LLC (“Nasdaq”) has approved its application for relisting of the Company’s common stock on the Nasdaq Global Market. It is expected that the Company’s common stock will begin trading at the opening of trading on or about January 14, 2020 under the ticker symbol “SMCI”.
“We are excited to begin Supermicro’s next chapter by relisting our common stock on NASDAQ,” said Supermicro president and CEO Charles Liang. “This marks our successful comeback and is the culmination of our efforts to become current with our SEC filings. We are pleased to begin a new chapter for Supermicro that is based on improved internal controls and a dedication to profitable growth. Not only are we back, but we are stronger, better, and re-energized to capitalize on the opportunities ahead.”
Business Update
The Company now expects revenues for the second quarter of fiscal year 2020 ended December 31, 2019 to be in a range of $850 million to $880 million, compared to its previously announced guidance range of $810 million to $870 million. The Company will provide additional commentary when it reports earnings in early February.
Upcoming Investor Conference
The Company will be meeting with investors at the 22nd Annual Needham Growth Conference in New York City on January 14, 2020.
Cautionary Statement Regarding Forward Looking Statements
Statements contained in this press release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate to, among other things, the guidance for the Company’s second quarter of fiscal year 2020, which ended December 31, 2019. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated, including: (i) our quarterly operating results may fluctuate, which could cause rapid declines in our stock price, (ii) as we increasingly target larger customers and larger sales opportunities, our customer base may become more concentrated, our cost of sales may increase, our margins may be lower and our sales may be less predictable, (iii) if we fail to meet publicly announced financial guidance or other expectations about our business, our stock could decline in value, (iv) the average sales prices for our server solutions could decline if customers do not continue to purchase our latest generation products or additional components, and (v) adverse economic conditions may harm our business. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in our filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in such filings, particularly our Annual Report on Form 10-K for our fiscal year ended June 30, 2019.

About Super Micro Computer, Inc.
Supermicro (SMCI), the leading innovator in high-performance, high-efficiency server technology is a premier provider of advanced server Building Block Solutions® for Data Center, Cloud Computing, Enterprise IT, Hadoop/Big Data, HPC and Embedded Systems worldwide. Supermicro is committed to protecting the environment through its “We Keep IT Green®” initiative and provides customers with the most energy-efficient, environmentally-friendly solutions available on the market.
Supermicro, Building Block Solutions and We Keep IT Green are trademarks and/or registered trademarks of Super Micro Computer, Inc.
All other brands, names and trademarks are the property of their respective owners.
Investor Relations Contact:
Perry G. Hayes
SVP, Investor Relations
408-895-6570

SMCI-F